Exhibit 3.5

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:25 PM 05/10/2006
FILED 04:13 PM 05/10/2006
SRV 060442494 — 4156637 FILE
CERTIFICATE OF INCORPORATION
OF
VOICEPIPE COMMUNICATIONS, INC.
     The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:
I.
     The name of this corporation is VoicePipe Communications, Inc. (the “Company”).
II.
     The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.
III.
     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).
IV.
     This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is one thousand shares (1,000), each having a par value of one-tenth of one cent ($0.001).
V.
     A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws of the corporation.
     B. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then- outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

VI.
     A. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent under applicable law. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which the DGCL permits the corporation to provide indemnification) through the provisions of the Bylaws of the corporation, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.
     B. This Article VI shall not affect any provision permitted under the DGCL in the Certificate of Incorporation, Bylaws or contract or resolution of the corporation indemnifying or agreeing to indemnify a director or officer against personal liability. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.
VII.
     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.
VIII.
     The name and the mailing address of the Sole Incorporator is as follows:
Scott E. Beer
VP and General Counsel
ICG Communications, Inc.
9800 Mt. Pyramid Court, Suite 250
Englewood, Colorado 80112
In Witness Whereof, this Certificate has been subscribed this 10th day of May, 2006 by the undersigned, who affirms that the statements made herein are true and correct.

/s/Scott E. Beer Scott E. Beer
Sole Incorporator

2.

CERTIFICATE OF CONVERSION
OF
VOICEPIPE COMMUNICATIONS, INC.
TO
VOICEPIPE COMMUNICATIONS, LLC
     In accordance with the provisions of Section 266 of the Delaware General Corporation Law, VoicePipe Communications, Inc., a corporation existing under the laws of the State of Delaware (the “Converting Corporation”), hereby adopts and authorizes for filing with the Delaware Secretary of State, this Certificate of Conversion (this “Certificate”) for the purpose of converting the Converting Corporation into a limited liability company organized under the laws of the State of Delaware named VoicePipe Communications, LLC (the “New Company”).
The undersigned, a duly authorized officer of the Converting Corporation, certifies as follows:
1.	The Converting Corporation is a corporation organized under the laws of the State of Delaware.

2.	The name of the Converting Corporation immediately prior to the conversion and subsequent filing of this Certificate is VoicePipe Communications, Inc.

3.	The date the Converting Corporation was organized under the laws of the State of Delaware is May 10, 2006.

4.	The name of the New Company as set forth in its Certificate of Formation is VoicePipe Communications, LLC.
     This Certificate is executed by the undersigned authorized officer of the Converting Corporation as of November 7, 2007.

VOICEPIPE COMMUNICATIONS, INC.,
a Delaware corporation

By:	/s/ John L. Scarano
Name: John L. Scarano
Title: Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:14 PM 11/07/2007
FILED 03:09 PM 11/07/2007
SRV 071200394 — 4156637 FILE

CERTIFICATE OF FORMATION
OF
VOICEPIPE COMMUNICATIONS, LLC
To the Secretary of State
of the State of Delaware:
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”) hereby certifies that:
ARTICLE I
NAME
     The name of the limited liability company is VoicePipe Communications, LLC (the “Company”).
ARTICLE II
INITIAL REGISTERED OFFICE AND REGISTERED AGENT
     The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.
     In Witness Whereof, the undersigned authorized agent of the Company has executed this Certificate of Formation as of the 7th day of November, 2007.

By:	/s/Scott E. Beer
Name: Scott E. Beer
Title: Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:42 PM 06/20/2008
FILED 01:38 PM 06/20/2008
SRV 080713887 — 4156637 FILE
CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF FORMATION
OF
VOICEPIPE COMMUNICATIONS, LLC
     VoicePipe Communications, LLC, a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act, as amended (the “Act”), does hereby certify:
     First: The name of the Company is VoicePipe Communications, LLC (the “Company”).
     Second: The date on which the Certificate of Formation of the Company was originally filed with the Secretary of State of the State of Delaware is November 7, 2007.
     Third: Pursuant to provisions of Section 18-202 of the Act, Article I of the Certificate of Formation of the Company is hereby amended and restated to read in its entirety as follows:
          “The name of the limited liability company is Zayo Managed Services, LLC.”
     In Witness Whereof, this Certificate of Amendment has been subscribed this 20th day of June, 2008 by the undersigned who affirms that the statements made herein are true and correct.

/s/ Scott E. Beer Scott E. Beer
Vice President, General Counsel and Secretary

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF FORMATION
OF
ZAYO MANAGED SERVICES, LLC
     Zayo Managed Services, LLC, a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act, as amended (the “Act”), does hereby certify:
     First: The name of the Company is Zayo Managed Services, LLC (the “Company”).
     Second: The date on which the Certificate of Formation of the Company was originally filed with the Secretary of State of the State of Delaware is November 7, 2007 under the name Voicepipe Communications, LLC. The Company filed a Certificate of Amendment to the Certificate of Formation with the Secretary of State of the State of Delaware on June 20, 2008.
     Third: Pursuant to provisions of Section 18-202 of the Act, Article I of the Certificate of Formation of the Company is hereby amended and restated to read in its entirety as follows:
          “The name of the limited liability company is Zayo Enterprise Networks, LLC.”
     In Witness Whereof, this Certificate of Amendment has been subscribed this 12th day of May, 2009 by the undersigned who affirms that the statements made herein are true and correct.

/s/ Scott E. Beer Scott E. Beer
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:01 PM 05/12/2009
FILED 12:49 PM 05/12/2009
SRV 090459809 — 4156637 FILE